Exhibit 99.1

Investor Contact

John Springer
Vice President
Investor Relations
630.468.4797

FOR IMMEDIATE RELEASE

SIRVA Announces Management Changes

CHICAGO, April 30, 2007 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today announced that it has promoted Michael B. McMahon, formerly President, Moving Services North America, to President, Global Relocation Services, a new position, while also naming Rene C. Gibson, formerly Vice President of Human Resources, to Senior Vice President, Human Resources.  At the same time, the Company noted that John M. Dupuy, Senior Vice President, Corporate Initiatives, and Todd W. Schorr, Senior Vice President, Human Resources, have resigned to pursue other interests.

In addition, SIRVA announced that its Australia, New Zealand and Asia Pacific moving services operations that previously reported to Mr. Dupuy would report to Kevin D. Pickford, SIRVA’s President and Managing Director, Europe.  This realignment is consistent with the Company’s continuing efforts to improve the competitiveness of its moving services business outside of North America.

Robert W. Tieken, Interim Chief Executive Officer, said, “I look forward to working with Mike McMahon as the leader of our Global Relocation Services group.  In leading the Moving Services North American business, Mike has played an important role in SIRVA’s continued efforts to achieve its goal of becoming once again a profitable, growth-oriented company.  We also welcome Rene Gibson in her new position as head of global HR.  As an experienced HR professional, Rene will make a strong contribution to SIRVA’s senior management team.  At the same time, I would like to thank John Dupuy and Todd Schorr for their contributions to SIRVA and wish them well in their new endeavors.”

In addition to his role as President, Global Relocation Services, Mr. McMahon will continue leading Moving Services North America until his replacement is chosen.  The Company noted that there are no current plans to fill the Corporate Initiatives position.

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Mr. McMahon joined SIRVA in April 2004 from GE Capital, where he served in various leadership positions over a 15-year period, most recently as General Manager, Product & Asset Management for GE Capital—Rail Services and Chief Financial Officer.

Ms. Gibson joined SIRVA in May 2005 as a Director of Human Resources.  Prior to that, Ms. Gibson was at PepsiAmericas where she served in various positions, including Project Manager and Chicago Regional Human Resource Manager, since April 2002.

About SIRVA, Inc.

SIRVA, Inc. is a leading provider of relocation solutions to a well-established and diverse customer base around the world. The Company handles all aspects of relocation, including home purchase and home sale services, household goods moving, mortgage services and home closing and settlement services. SIRVA conducts more than 300,000 relocations per year, transferring corporate and government employees along with individual consumers. The Company operates in more than 40 countries with over 4,000 employees and an extensive network of agents and service providers. SIRVA’s well-recognized brands include Allied, Allied International, Allied Pickfords, Allied Special Products, DJK Residential, Global, northAmerican, northAmerican International, Pickfords, SIRVA Mortgage, SIRVA Relocation and SIRVA Settlement. More information about SIRVA can be found on the Company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries. There can be no assurance that future developments affecting the Company will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including, without limitation, those described under the caption “Item 1A. Risk Factors” and other risks described in the Company’s 2005 Annual Report on Form 10-K. The Company does not intend, and is under no obligation, to update any particular forward-looking statement included in this release.